Coastal Caribbean Oils & Minerals, Ltd.

News Release

FOR IMMEDIATE RELEASE

    UNITED STATES SUPREME COURT DENIES PETITION FOR WRIT OF
CERTIORARI ON COASTAL'S TAKING CLAIM

APALACHICOLA, FL, June 15, 2004 -- Coastal Caribbean Oils & Minerals, Ltd. [OTC Bulletin Board: COCBF.OB] announced that the United States Supreme Court denied Coastal Pertoleum Company's Petition for Writ of Certiorari yesterday. As a result of the denial of the Petition the appeal is final. The Company continues to consider its options which may include filing a takings or other claim in Federal Court, or reorganization or corporate bankruptcy of the company. In addition, management continues to seek funds or outside participation in order to continue the company's operations.

       Statements included in this press release which are not historical in nature are intended to be forward looking statements. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements. Among the risks and uncertainties are the uncertainty of any decision favorable to Coastal Petroleum in its continuing litigation against the state of Florida and the substantial cost of continuing the litigation.

Contact: Phillip W. Ware, at (850) 653-9165.